AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                      HEALTH BUILDERS INTERNATIONAL, INC.,

                                  HBI SUB, INC.

                                       AND

                              MCY MUSIC WORLD, INC.

                                TABLE OF CONTENTS




         1.  Plan of Reorganization..........................................................................1

         2.  Terms of Merger.................................................................................2

         3.  Delivery of Shares..............................................................................4

         4.  Representations of MCY..........................................................................5

         5.  Representations of HBI and Hall.................................................................6

         6.  Closing.........................................................................................9

         7.  Conditions Precedent to the Obligations
             of MCY..........................................................................................9

         8.  Conditions Precedent to the Obligation of
             HBI and HBI Sub................................................................................11

         9.  Indemnification................................................................................11

        10.  Nature and Survival of Representations.........................................................12

        11.  Documents at Closing...........................................................................12

        12.  Finder's Fees..................................................................................13

        13.  Miscellaneous..................................................................................13

Signature Page..............................................................................................15

Exhibit A - Certificate of Merger
Exhibit B - MCY Shareholder Schedule
Exhibit C - Amended and Restated Certificate of Incorporation of HBI Exhibit D - Investment Letter Exhibit E - Form of Warrant


                                       (i)

                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this day of August, 1999, by and among Health Builders International, Inc., a Delaware corporation (hereinafter "HBI"); HBI Sub, Inc., a newly-formed Delaware corporation (hereinafter "HBI Sub"); L. Dee Hall, the sole director of HBI and HBI Sub (hereinafter "Hall"); and MCY Music World, Inc., a Delaware corporation (hereinafter "MCY").

                                    RECITALS:

     WHEREAS, HBI desires to acquire MCY as a wholly-owned subsidiary and to issue shares of HBI common stock to the shareholders of MCY upon the terms and conditions set forth herein. HBI Sub is a wholly-owned subsidiary corporation of HBI which shall be merged into MCY, whereupon MCY shall be the surviving corporation of said merger and shall become a wholly-owned subsidiary of HBI (HBI Sub and MCY are sometimes collectively hereinafter referred to as the "Constituent Corporations").

     WHEREAS, the boards of directors of HBI and MCY, respectively, deem it advisable and in the best interests of such corporations and their respective shareholders that HBI Sub merge with and into MCY pursuant to this Agreement and Certificate of Merger in the form attached hereto as Exhibit "A" and pursuant to applicable provisions of law (such transaction hereafter referred to as the "Merger").

     WHEREAS, HBI Sub has an authorized capitalization consisting of 5,000 shares of no par value common stock, of which 1,000 shares shall be issued and outstanding and owned by HBI as of the closing of the Merger; and MCY has an authorized capitalization consisting of 50,000,000 shares of common stock, $.001 par value ("MCY Common Stock"), of which 43,851,655 shares are issued and outstanding as of the date hereof, and 10,000,000 shares of Preferred Stock, $.001 par value, 1,000,000 of which are issued and outstanding and are designated as Series I Voting Preferred Stock (the "MCY Preferred Stock"). All of said outstanding shares of MCY Common Stock and Preferred Stock, are owned by the shareholders of MCY as set forth on the attached Exhibit "B" (hereafter "MCY Shareholders").

     NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

     1. Plan of Reorganization. The parties hereto do hereby agree that HBI Sub shall be merged with and into MCY upon the terms and conditions set forth herein. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

     2. Terms of Merger. In accordance with the provisions of this Agreement and the requirements of applicable law, HBI Sub shall be merged with and into MCY as of the Effective Date (the terms "Closing" and "Effective Date" are defined in Section 6 hereof). MCY shall be the surviving corporation (hereinafter sometimes the "Surviving Corporation") and the separate existence of HBI Sub shall cease when the Merger shall become effective. Consummation of the Merger shall be upon the following terms and subject to the following conditions:

         (a)  Corporate Existence.

                  (1) At the Effective Date, the Surviving Corporation shall continue its corporate existence as a Delaware corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

                  (2) At the Effective Date, (i) the Certificate of Incorporation and the By-laws of the Surviving Corporation, as existing immediately prior to the Effective Date, shall be and remain the Certificate of Incorporation and By-Laws of the Surviving Corporation;
         (ii) the members of the Board of Directors of the Surviving Corporation holding office immediately prior to the Effective Date shall remain as the members of the Board of Directors of the Surviving Corporation (if on or after the Effective Date a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the By-laws of the Surviving Corporation); and (iii) until the Board of Directors of the Surviving Corporation shall otherwise determine, all persons who hold offices of the Surviving Corporation at the Effective Date shall continue to hold the same offices of the Surviving Corporation.

         (b)  Pre-Merger Events and Recapitalizations.

               (1) HBI shall have declared the effectiveness of a forward stock split of its common stock (the "HBI Common Stock") so that it has 4,610,000 shares of HBI Common Stock outstanding immediately prior to consummation of the Merger, not taking into consideration the shares issued in the Merger.

               (2) On the Closing Date, and immediately prior to filing the Certificate of Merger, HBI shall file an Amendment and Restatement of its Certificate of Incorporation with the Secretary of State of the State of Delaware in substantially the form attached hereto as Exhibit "C" effecting an amendment to its Certificate of Incorporation to (i) change its corporate name to MCY.com, Inc., or a derivation thereof
          (ii) authorize 20,000,000 shares of preferred stock with a par value of $.0001 per share, to be issued in such series and with such rights as determined by the board of directors, (iii) increase its authorized shares of common stock from 50,000,000 to 150,000,000 shares ("HBI Common Stock") $.0001 par value, and (iv) authorize 1,000,000 shares of Series I Voting Preferred Stock, $.0001 par value, ("HBI Preferred Stock") having the rights and preferences set forth in Exhibit "C".

               (3) MCY shall have completed the acquisition of various assets from Datatek Services Limited to the reasonable satisfaction of HBI (the "Datatek Reorganization").

         (c) Conversion of Securities.

              As of the Effective Date and without any action on the part of HBI, HBI Sub, MCY or the holders of any of the securities of any of these corporations each of the following shall occur:

               (1) Each share of MCY Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into one share of HBI Common Stock up to a maximum aggregate amount of 43,241,655 shares of HBI Common Stock. Each share of MCY Preferred Stock issued and outstanding immediately prior to the Effective Date shall be converted into one share of HBI Preferred stock up to a maximum aggregate amount of 1,000,000 shares of HBI Preferred Stock. All such shares of MCY Common Stock and MCY Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of
          Section 3 hereof, certificates evidencing such number of shares of HBI Common Stock and HBI Preferred Stock, respectively, into which such shares of MCY Common Stock and MCY Preferred Stock were converted. The holders of such certificates previously evidencing shares of MCY
          Common and Preferred Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of MCY Common and Preferred Stock except as otherwise provided herein or by law;

               (2) Any shares of MCY Common or Preferred Stock held in the treasury of MCY immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

               (3) Each share of capital stock of HBI Sub issued and outstanding immediately prior to the Effective Date shall remain in existence as one share of common stock of the Surviving Corporation, all of which shall be owned by HBI;

               (4) The 4,610,000 shares of HBI Common Stock previously issued and outstanding immediately prior to the Merger will remain outstanding so that after conversion of the MCY Common Stock, HBI shall have no more than 47,851,655 shares of HBI Common Stock outstanding.

               (5) HBI acknowledges that MCY is currently contemplating a private offering of MCY Common Stock pursuant to the Memorandum (as defined herein) and that if shares are sold under said offering prior to the Closing, the number of shares of HBI Common stock to be issued in the Merger will be increased accordingly and shall be issued on a one for one basis for said MCY shares. Furthermore, HBI agrees that it shall issue such additional shares and options or warrants to acquire shares of HBI Common Stock at Closing as required to satisfy all obligations of MCY as described in the Memorandum. HBI further acknowledges that there have been discussions with MCY regarding additional financing pursuant to the sale of up to 700,000 shares of either MCY or HBI Common Stock at $5.00 per share. HBI has no responsibility to complete said financing but hereby agrees to issue additional HBI Common Stock in connection with said financing if required at Closing or thereafter as requested by MCY.

         (d)  Other Matters.

               (1)   There   shall   be  no   stock   dividend,   stock   split,
          recapitalization, or exchange of shares with respect to or rights issued in respect of HBI's Common Stock after the date hereof and there shall be no dividends paid on HBI's Common Stock after the date hereof, in each case through and including the Effective Date.

               (2) MCY shall have received all requisite director and shareholder approval of all matters set forth herein and no shareholder of MCY shall have exercised any dissenters rights under applicable corporate law.

               (3) At Closing, HBI shall adopt a Stock Option Plan as described in the Memorandum and shall grant options under said plan as directed by MCY.

               (4) Prior to Closing, MCY shall have completed the Datatek Reorganization as defined and discussed on page 3 (subject to changes in the terms as disclosed in writing to HBI by MCY) of that certain Private Placement Memorandum of MCY dated June 4, 1999 (the "Memorandum"). The parties hereto acknowledge that MCY will not receive audited financial statements from Datatek in connection with the assets acquired by MCY in the Datatek Reorganization and there can be no assurance that MCY will be able to obtain such audited financial statements on a timely basis or at all. However, MCY represents that after diligent inquiry it reasonably believes such audited financial statements will be available on a timely basis. However, the parties acknowledge that the failure to receive such financial statements on a timely basis could result in HBI becoming delinquent in its SEC filings and a resultant delisting of its common stock from trading on the OTC Bulletin Board.

               (5) At Closing, HBI shall issue a Warrant to Datatek, in exchange for Datatek's Warrant to acquire MCY shares, which will grant Datatek the rights to acquire up top 2,000,000 shares of HBI Common Stock at $5.00 per share over a term of five years. Such Warrant shall have one demand and unlimited piggyback registration rights and shall be in substantially the form attached hereto as Exhibit "E".

     3. Delivery of Shares. On or as soon as practicable after the Effective Date, MCY will use its best efforts to cause the MCY Shareholders to surrender for cancellation certificates representing their shares of MCY Common Stock and Preferred Stock, against delivery of certificates representing the shares of HBI Common Stock and Preferred Stock for which the MCY shares are to be converted in the Merger. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented an MCY stock certificate shall be deemed for all corporate purposes to evidence ownership of the same number of shares of HBI Common Stock or Preferred stock, as the case may be, into which the MCY certificate shall have been so converted.

     4. Representations of MCY. MCY hereby represents and warrants as follows, which warranties and representations shall also be true as of the Effective
Date:

               (a) Except as noted on Exhibit "B", the MCY Shareholders listed on the attached Exhibit "B" are the sole owners of record and beneficially of the issued and outstanding MCY Common Stock and MCY Preferred Stock.

               (b) The MCY Common Stock and Preferred Stock constitutes duly authorized, validly issued shares of capital stock of MCY, fully paid and nonassessable and are the only capital shares of MCY authorized or outstanding.

               (c) The MCY  unaudited pro forma  financial  statements as of May
          31, 1999, which have been delivered to HBI (hereinafter referred to as the "MCY Financial Statements") are materially complete, accurate and fairly present the financial condition of MCY as of the date thereof and the results of its operations for the periods covered on a pro forma basis giving effect to the Datatek Reorganization. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the MCY Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations in the ordinary course of business; and no such contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of MCY as reflected in the MCY Financial Statements. MCY has or will have at Closing, good title to all assets shown on the MCY Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record and subject to completing the Datatek Reorganization. The MCY financial statement have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto), to the extent feasible recognizing that they have been prepared on a pro forma basis giving effect to the Datatek Reorganization.

               (d) MCY is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the MCY Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against MCY.

               (e) MCY is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified except where the failure to so qualify would have no material negative impact on MCY.

               (f) MCY has, or by the Effective Date will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Date.

               (g) MCY has not materially breached any material agreement to which it is a party. MCY has previously given HBI copies or access thereto of all material contracts, commitments and/or agreements to which MCY is a party including all relationships or dealings with related parties or affiliates.

               (h) MCY has no subsidiary corporations except those which may be acquired in the Reorganization.

               (i) MCY has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of HBI prior to the Effective Date, during reasonable business hours and on reasonable notice.

               (j) The execution of this Agreement does not materially violate or breach any material agreement or contract to which MCY is a party and this Agreement has been duly authorized by all appropriate and necessary corporate action and MCY, to the extent required, has obtained all necessary approvals or consents required by any agreement to which MCY is a party.

               (k) Information regarding MCY which is set forth in the Memorandum has changed and is being revised for presentation to HBI shareholders. All such revised information which is otherwise used in connection with the Merger shall be true, complete and accurate in all material respects.

               (l) Based on recent information which is presently believed to be accurate, there are no more than 34 shareholders of MCY which are not "accredited investors" as defined under U.S. securities laws.

               (m) MCY acknowledges that HBI must file a Form 8-K with the Securities and Exchange Commission ("S.E.C.") reporting the transactions described herein and agrees to use it most diligent and best efforts to provide audited financial statements for MCY and its predecessors in a timely manner so as to permit HBI to file such Form 8-K and any amendments thereto on a timely basis. MCY shall use its best efforts to ensure that such MCY and predecessor financial statements comply with all applicable S.E.C. regulations.

     5. Representations of HBI, HBI Sub and Hall. HBI, HBI Sub and Hall hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Effective
Date:

               (a) As of the Effective Date, the shares of HBI Common Stock and HBI Preferred Stock to be issued and delivered to the MCY Shareholders hereunder will, when so issued and delivered, constitute duly authorized, validly and legally issued shares of HBI capital stock, fully-paid and nonassessable.

               (b) HBI has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will be duly authorized by the respective Boards of Directors of HBI and HBI Sub and by HBI as the sole shareholder of HBI Sub. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which HBI or HBI Sub is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to HBI, HBI Sub or their properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Certificate of Incorporation or by-laws of HBI or HBI Sub.

               (c) HBI has delivered to MCY a true and complete copy of its (i) audited financial statements for the fiscal years ended December 31, 1998 and 1997, and unaudited interim financial statements for the period ended March 31, 1999, (the "HBI Financial Statements"). The HBI Financial Statements are complete, accurate and fairly present the financial condition of HBI as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The HBI audited financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of HBI as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. HBI Sub has no financial statements because it is currently being formed for the purpose of effectuating the Merger and it has no assets, liabilities, contracts or obligations of any kind other than as received or incurred in connection with its incorporation in Delaware. HBI has no subsidiaries except for HBI Sub, and HBI Sub has no subsidiaries.

               (d) Since March 31, 1999, there have not been any material adverse changes in the financial condition of HBI. At Closing, HBI will have no material assets and no liabilities of any kind.

               (e) Neither HBI nor HBI Sub is a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the HBI Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of Hall, threatened or contemplated against or affecting HBI Sub, HBI, its management or its properties.

               (f) HBI and HBI Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

               (g) HBI and HBI Sub have filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the HBI Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Neither HBI nor HBI Sub is delinquent or obligated for any tax, penalty, interest, delinquency or charge.

               (h) HBI's authorized capital stock presently consists of: (i) 50,000,000 shares of Common Stock, $.001 par value, of which 2,305,500 shares are presently issued and outstanding and 500,000 shares of preferred stock, $.001 par value, of which no shares are outstanding. HBI Sub's capitalization shall consist of 5,000 shares of no par value common stock ("HBI Sub's Common Stock"), of which 1,000 shares shall be outstanding, all of which shall be owned by HBI, free and clear of all liens, claims and encumbrances. All outstanding shares of capital stock of HBI and HBI Sub are, or shall be at Closing, validly issued, fully paid and nonassessable. There are no existing options, calls, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either HBI or HBI Sub.

               (i) HBI and HBI Sub have (and at the Closing they will have) disclosed in writing all events, conditions and facts materially affecting the business, financial conditions or results of operations of either HBI or HBI Sub.

               (j) The corporate financial records, minute books, and other documents and records of HBI and HBI Sub have been made available to MCY prior to the Closing.

               (k) HBI has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that HBI has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its properties is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which HBI is subject. HBI hereby represents that it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to MCY all relationships or dealings with related parties or affiliates.

               (l) HBI has complied with the provisions for registration under the Securities Act of 1933 and all applicable blue sky laws in connection with its initial public stock offering. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto.

               (m) All information regarding HBI which has been provided to MCY by HBI or set forth in any document disseminated to the public or filed with the Securities and Exchange Commission is true, complete and accurate in all material respects.

               (n) HBI has filed all reports required to be filed by it under the Securities Exchange Act of 1934. All of such reports are complete and accurate in all material respects.

     6. Closing. The Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to be on or about July 6, 1999, or such later date as mutually agreed to by all parties hereto, but no later than July 9, 1999. The "Effective Date" of the Merger shall be that date on which executed copies of the attached Certificate of Merger is filed with the Secretary of State of Delaware.

     7. Conditions Precedent to the Obligations of MCY. All obligations of MCY under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Effective Date, as indicated below, of each of the following conditions:

               (a) The representations and warranties by or on behalf of HBI, HBI Sub and Hall contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Effective Date as though such representations and warranties were made at and as of such time.

               (b) HBI and HBI Sub shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

               (c) On or before the Closing, the sole director of HBI and HBI Sub, and HBI as sole shareholder of HBI Sub shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

               (d) On or before the Closing Date, HBI and HBI Sub shall have delivered certified copies of resolutions of the sole shareholder and director of HBI Sub and of the sole director and shareholders of HBI approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable HBI and HBI Sub to comply with the terms of this Agreement including the election of MCY's nominees to the Board of Directors of HBI, the adoption of an Employee Stock Option Plan in the form provided by MCY and all matters outlined herein.

               (e) The Merger shall be permitted by applicable state law and HBI shall have sufficient shares of its capital stock authorized to complete the Merger.

               (f) At Closing, Hall shall have resigned in writing from his positions as sole director and officer of HBI effective upon the election and appointment of the MCY nominees as set forth in the Memorandum or as otherwise designated by MCY

               (g) At the Closing, all instruments and documents delivered to MCY Shareholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for MCY.

               (h) At the Closing, upon consummation of the Merger, HBI shall have the same authorized capital as at present except as described in
          Section 2(b)(2) hereof.

               (i) The shares of restricted HBI capital stock to be issued to MCY Shareholders at Closing will be validly issued, nonassessable and fully-paid under Delaware corporation law and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

               (j) MCY shall have received the advice of its tax advisor that this transaction is a tax free reorganization as to the exchanging MCY common shareholders.

               (k) MCY shall have received all necessary and required approvals and consents from required parties and its shareholders.

               (l) At the Closing, HBI and HBI Sub shall have delivered to MCY an opinion of its counsel dated as of the Closing to the effect that:

                    (i) HBI and HBI Sub, each is a corporation  duly  organized, validly existing and in good standing under the laws of the jurisdiction of incorporation;

                    (ii) This Agreement has been duly  authorized,  executed and delivered by HBI and HBI Sub and is a valid and binding obligation of HBI and HBI Sub enforceable in accordance with its terms;

                    (iii) HBI and HBI Sub each  through  its Board of  Directors and stockholders have taken all corporate action necessary for performance under this Agreement;

                    (iv) The  documents  executed  and  delivered to MCY and MCY
               Shareholders hereunder are valid and binding in accordance with their terms and vest in MCY Shareholders, as the case may be, all right, title and interest in and to the shares of HBI's Common Stock to be issued pursuant to Section 2 hereof, and the shares of HBI capital stock when issued will be duly and validly issued, fully-paid and nonassessable; and

                    (v) HBI and HBI Sub each has the corporate power to execute, deliver and perform under this Agreement.

                    (vi) Legal  counsel  for HBI and HBI Sub is not aware of any liabilities, claims or lawsuits involving HBI or HBI Sub.

     8. Conditions Precedent to the Obligations of HBI and HBI Sub. All obligations of HBI and HBI Sub under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          (a) The representations and warranties by MCY contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

          (b) MCY shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing;

          (c) MCY shall cause at or as soon as practicable after Closing, each of its shareholders to deliver to HBI, a letter commonly known as an "Investment Letter," in substantially the form attached hereto as Exhibit "D", acknowledging that the shares of HBI Common Stock are being acquired by said shareholders for investment purposes.

          (d) MCY shall deliver an opinion of its legal counsel to the effect that:

               (i) MCY is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

               (ii) This Agreement has been duly authorized, executed and delivered by MCY.

     9. Indemnification. For a period of two years from the Closing, Hall, HBI and HBI Sub agree to jointly and severally indemnify and hold harmless MCY, and MCY agrees to indemnify and hold harmless Hall, HBI and HBI Sub, against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

     10. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for two years from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     11. Documents at Closing. At the Closing, the following documents shall be delivered:

         (a) MCY will deliver, or will cause to be delivered, to HBI the following:

               (i) a certificate executed by the President and Secretary of MCY to the effect that all representations and warranties made by MCY under this Agreement are true and correct as of the Closing, the same as though originally given to HBI or HBI Sub on said date;

               (ii) a certificate from the state of MCY's incorporation dated at or about the Closing to the effect that MCY is in good standing under the laws of said state;

               (iii) Investment Letters in the form attached hereto as Exhibit "D" executed by each MCY Shareholder, some of which may be delivered after Closing;

               (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

               (v) executed copies of the Certificate of Merger for filing; and certified copies of resolutions adopted by the shareholders and directors of MCY authorizing the Merger; and

               (vi) all other items, the delivery of which is a condition precedent to the obligations of HBI and HBI Sub, as set forth herein.

               (vii) the legal opinion required by Section 8(d) hereof.

         (b) HBI and HBI Sub will deliver or cause to be delivered to MCY:

               (i) stock certificates representing those securities of HBI to be issued as a part of the Merger as described in Section 2 hereof;

               (ii) a certificate of the President/Secretary of HBI and HBI Sub, respectively, to the effect that all representations and warranties of HBI and HBI Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to MCY on said date;

               (iii) certified copies of resolutions adopted by HBI's and HBI Sub's Board of Directors and HBI's and HBI Sub's Stockholders authorizing the Merger and all related matters;

               (iv) certificates from the jurisdiction of incorporation of HBI and HBI Sub dated at or about the Closing Date that each of said corporations is in good standing under the laws of said state;

               (v) opinion of HBI's counsel as described in Section 7(l) above;

               (vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

               (vii) resignation of Hall as the sole officer and director of HBI and HBI Sub; and

               (viii) all other items, the delivery of which is a condition precedent to the obligations of MCY, as set forth in Section 7 hereof.

     12. Finder's Fees. Hall, HBI and HBI Sub, jointly and severally, represent and warrant to MCY, and MCY represents and warrants to each of Hall, HBI and HBI Sub, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby, other than as described in the Memorandum. In this regard, Hall, HBI and HBI Sub, jointly and severally, on the one hand, and MCY on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability, other than as described in the Memorandum.

     13. Miscellaneous.

               (a) Further Assurances. At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

               (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

               (c) Termination. All obligations hereunder may be terminated at the discretion of either party's Board of Directors if (i) the closing conditions specified in Sections 7 and 8 are not met by July 9, 1999, (with the exception of the delivery of the Investment Letters) unless unanimously extended, or (ii) any of the representations and warranties made herein have been materially breached.

               (d) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

               (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

               (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

               (i) Entire Agreement. This Agreement and the attached Exhibits including the Certificate of Merger attached hereto as Exhibit "A" is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

               (j) Time. Time is of the essence.

               (k) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

               (l) Responsibility and Costs. Whether the Merger is consummated or not, all fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party shall be responsible for all costs of all parties hereto.

               (m) Applicable Law. This Agreement shall be construed and governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

HBI SUB, INC.                                HEALTH BUILDERS INTERNATIONAL, INC.


By:                                          By:
L. Dee Hall, President/Secretary                L. Dee Hall, President/Secretary



                                                L. Dee Hall, individually

                                             MCY MUSIC WORLD, INC.


                                         By:
                                                Bernhard Fritsch, President




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